Exhibit 99.1

13700 Reptron Blvd. • Tampa, FL 33626-3046 • 813.854.2000

Contact:	Charles L. Pope
Chief Financial Officer
(813) 854-2000
cpope@reptron.com

FOR IMMEDIATE RELEASE

REPTRON ELECTRONICS, INC., REPORTS

FIRST QUARTER 2006 FINANCIAL RESULTS

Tampa, Florida, May 11, 2006 — Reptron Electronics, Inc. (OTCBB: RPRN), an electronics manufacturing services company, today reported financial results for its first quarter ended March 31, 2006.

Reptron recorded first quarter 2006 net sales of $36.8 million, a 5.9% increase from the same period a year ago, and a 0.5% increase from the fourth quarter of 2005. The Company recorded a first quarter 2006 net loss of $0.8 million, or $0.16 per fully diluted share. This compares to a $1.5 million loss, or $0.29 per fully diluted share, in the same period a year ago.

“Reptron sales have begun to grow again, which is critical to our long-term success,” stated Paul J. Plante, Reptron’s President and Chief Executive Officer. Plante continued, “During the first quarter, the Company posted its second consecutive quarter of year-over-year sales growth, which we believe reflects a strong economy and a growing industry. These conditions should help partially offset the anticipated sales reductions from one of our larger customers who was recently acquired.”

“Our first quarter gross margins were negatively impacted by certain costs that are consistently higher in the first quarter each year and by start-up costs associated with two new customer programs,” stated Plante. “The cost reduction plan we implemented last year continues to provide benefits as first quarter operating costs reduced by over 10% year over year,” concluded Plante.

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Reptron Reports First Quarter 2006 Financial Results

May 11, 2006

Page Two

Reptron Electronics Inc. has scheduled a conference call for 9:00 a.m. (EDT), May 12, 2006, to discuss the Company’s financial performance. Shareholders, members of the media and other interested parties may participate in the call by dialing 1-888-677-1801, or 1-210-234-0039 for international callers and entering pass code 1759871. This call is being web cast and can be accessed at the Company’s website at www.reptron.com where it will be archived through June 12, 2006. This web cast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com). A telephone replay of the call will be available through June 12, 2006, by dialing 1-866-443-4137 from the U.S., or 1-203-369-1108 from international locations and entering pass code 1758971.

About Reptron

Reptron Electronics, Inc., is an electronics manufacturing services company providing engineering services, electronics manufacturing services and display integration services. Reptron Manufacturing Services offers full electronics manufacturing services including complex circuit board assembly, complete supply chain services and manufacturing engineering services to original equipment manufacturers (“OEMs”) in a wide variety of industries. Reptron Outsource Manufacturing and Design provides value-added display design engineering and system integration services to OEMs. For more information, please access www.reptron.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties.. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: The ability of the Company to achieve profitable operations, business conditions and growth in the Company’s industry and in the general economy; competitive factors; risks due to shifts in market demand; risks inherent with predicting revenue and earnings outcomes; uncertainties involved in implementing improvements in the manufacturing process; and the risk factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission as well as assumptions regarding the foregoing. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “appears,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

REPTRON ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31, 2006	Three Months Ended March 31, 2005
Net Sales	$36,802	$34,757
Cost of goods sold	32,741	30,935

Gross profit	4,061	3,822
Selling, general and administrative expenses	3,954	4,428

Operating income (loss)	107	(606)

Other expense:
Interest expense, net	(934)	(841)
Reorganization costs	10	(4)

Total other expense	(924)	(845)

Loss before income taxes	(817)	(1,451)

Income tax provision	—	—

Net earnings (loss)	$(817)	$(1,451)

Net loss per common share - basic and diluted	$(0.16)	$(0.29)

Weighted average Common Stock equivalent shares outstanding - basic and diluted	5,000,000	5,000,000

REPTRON ELECTRONICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31, 2006	December 31, 2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$250	$230
Restricted cash	700	740
Account receivable - trade, net	16,148	17,990
Inventories, net	23,158	21,378
Prepaid expenses and other	283	1,266

Total current assets	40,539	41,604

PROPERTY, PLANT & EQUIPMENT –NET	18,403	18,937
GOODWILL, NET	2,100	2,100
OTHER INTANGIBLE ASSETS, NET	3,074	3,230
DEFERRED INCOME TAX	1,543	1,543
OTHER ASSETS	28	83

TOTAL ASSETS	$65,687	$67,497

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable – trade	$17,108	$15,008
Accrued expenses	3,845	5,613
Note payable to bank	12,659	13,900
Current portion of long-term obligations	315	315

Total current liabilities	33,927	34,836

SENIOR SECURED NOTES	30,000	30,000
LONG-TERM OBLIGATIONS, less current portion	2,962	3,046

SHAREHOLDERS’ EQUITY
Preferred Stock - authorized 15,000,000 shares of $.10 par value; no shares issued	—	—
Common Stock - authorized 50,000,000 shares of $.01 par value; issued and outstanding, 5,000,000 shares	50	50
Additional paid-in capital	15,725	15,725
Accumulated deficit	(16,977)	(16,160)

TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	(1,202)	(385)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$65,687	$67,497